Exhibit 99.1

Opiant Pharmaceuticals Announces 2017 Corporate and Clinical Goals

- Plans to Initiate Phase 2 Study in Bulimia Nervosa -

- Company to Pursue Uplisting to a Major Stock Exchange -

SANTA MONICA, Calif., Jan. 11, 2017 (GLOBE NEWSWIRE) -- Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB:OPNT), a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders, today announced the company’s 2017 corporate and clinical goals. These corporate and clinical goals include Phase 2 clinical trial initiation, ongoing support for the company’s NARCAN® Nasal Spray commercialization partnership, pursuing an uplisting to a major stock exchange and senior leadership expansion.

“The recent transaction with SWK Holdings that enabled us to monetize a portion of our future NARCAN® Nasal Spray royalties significantly strengthened our balance sheet with up to $17.5 million, and allowed us to enter 2017 well-positioned to advance development of our novel addiction treatments,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “Addiction disorders represent a significant burden to society and I believe our pipeline of promising therapies can make a real difference in the lives of patients and their families. I look forward to reporting on our progress throughout 2017.”

2017 Clinical Goals

During calendar year 2017, Opiant aims to achieve the following clinical development goals and milestones:

•	Initiate a Phase 2 study in Bulimia Nervosa, a potentially life-threatening eating disorder with only one available FDA-approved therapy

•	Initiate an additional clinical program leveraging the FDA’s 505(b)(2) regulatory pathway

•	Advance the pre-clinical research of Opiant’s heroin vaccine, which was licensed in October from Walter Reed Army Institute of Research and the National Institute on Drug Abuse (NIDA)

•	Continue to support Opiant’s NARCAN® Nasal Spray commercialization partner, Adapt Pharma Limited, with ongoing development and intellectual property generation

2017 Corporate Goals

During 2017, Opiant plans to achieve the following corporate goals:

•	Expand the management team with the addition of a Chief Scientific Officer to oversee the expansion and advancement of Opiant’s pipeline

•	Pursue all necessary operating and governance requirements to complete an uplisting to a major stock exchange

•	Seek shareholder approval to switch to a Delaware corporation from a Nevada corporation

“This year has the potential to be a transformational one for Opiant Pharmaceuticals,” continued Dr. Crystal. “In addition to our clinical development efforts, we are taking the steps necessary to apply for listing on a major stock exchange. This could elevate visibility of our company, provide increased trading liquidity and broaden our shareholder base as we advance our pipeline of novel addiction treatments, an area of medicine in urgent need of effective new options.”

Opiant will provide an update on its clinical and corporate progress for 2017 during its next conference call following the release of its fiscal second quarter financial results in March.

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc., is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. Over 45 million people in the U.S. have one of these disorders. The National Institute on Drug Abuse (NIDA), a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by the company’s partner, Adapt Pharma Limited. For more information please visit: www.opiant.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Corporate Contact:

Investor.relations@opiant.com

Media:

Susan Forman

DGI

sforman@dgicomm.com

212-825-3210

Investors:

Glenn Garmont

Senior Vice President

Argot Partners

glenn@argotpartners.com

212-600-1902